Royalty Agreement
May 15, 1999

Trilogy International, Inc. agrees to pay Tana Henke a royalty of 5% of Trilogy's cost to purchase the following products:

A. Trilogy's Best Friends Advanced Multivitamin & Mineral Formula for Dogs
B. Trilogy's Best Friends Advanced Multivitamin & Mineral Formula for Cats

The cost basis will include only manufacturing cost, exclusive of label and shipping costs.

(Signature)
Carol Berardi
President

Trilogy International, Inc.

(Signature)
Tana Henke


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